UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2019

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JASN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 11, 2019, Jason Incorporated and Jason International Holdings, Inc. (the “Companies”), which are indirect wholly owned subsidiaries of Jason Industries, Inc. (“Jason”), entered into a Purchase Agreement (the “Purchase Agreement”) with ACR II Motus Integrated Technologies Cooperatief U.A., Motus Pivot MX Holding B.V., Motus Pivot Holding B.V. and Motus Pivot Inc. (collectively, the “Motus Group”), pursuant to which the Motus Group will acquire from the Companies the issued and outstanding equity securities of Janesville, LLC, Jason Ohio, LLC, Janesville de Mexico, S.A. de C.V., and Servicios Administrativos JDM, S. de R.L. de C.V. (collectively, the “Janesville Subs”), for total cash consideration of approximately $85 million, subject to customary working capital adjustments.  The Purchase Agreement requires that the Janesville Subs located in the United States have at least $2.5 million of cash as of the closing of the transactions contemplated by the Purchase Agreement (“Closing”).  Up to $5 million of the purchase price will be held in escrow as of Closing and be payable on a contingent basis based on the award of certain customer programs to the Janesville Subs prior to October 31, 2019.
The Purchase Agreement includes customary representations, warranties and covenants by the respective parties and is not subject to regulatory review and approval. Completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions for transactions of this type, including, among others: (1) the absence of a material adverse change in the business being acquired, (2) subject to certain materiality thresholds, the accuracy of the representations and warranties made by the parties in the Purchase Agreement and (3) compliance by the parties with their respective obligations under the Purchase Agreement. The Purchase Agreement also contains certain customary termination rights for each of the Companies and the Motus Group if any of the conditions to closing have not been satisfied. In addition, the Purchase Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party, or specified assumed and excluded liabilities. The transaction is expected to be completed during the third quarter of this year.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    In connection with the execution of the Purchase Agreement, the Compensation Committee of Jason’s Board of Directors approved the accelerated vesting of all 415,762 outstanding restricted stock unit awards held by employees of the Janesville Subs, including Srivas Prasad, Jason’s Senior Vice President and General Manager - Acoustics, contingent on and effective as of the Closing, as permitted by Jason’s 2014 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Kevin M. Kuznicki
Name:    Kevin M. Kuznicki

Title:	Senior Vice President, General Counsel and Secretary

Date: August 14, 2019